EXHIBIT 23.1
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                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley, Int'l  C.P.A.
Certified Public Accountant

The Board of Directors
Ecostructure Corporation

Gentlemen:

This letter will authorize you to include the Audit of your company dated January 9, 2004, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
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Shelley Int'l, C.P.A.

Date: January 15, 2004